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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements of The TJX Companies, Inc. on Form S-3 (File Nos. 333-5501 and 33-60059) and on Forms S-8 (File Nos. 333-23613, 33-49747, 33-12220 and 333-35073) of our report dated March 3, 1998 on our audits of the consolidated financial statements of The TJX Companies, Inc. as of January 31, 1998 and January 25, 1997 and for the years ended January 31, 1998, January 25, 1997 and January 27, 1996 which report is incorporated by reference in this Annual Report on Form 10-K.




Boston, Massachusetts
April 29, 1998                               Coopers & Lybrand L.L.P.















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